Exhibit 23.5

CLARK WILSON LLP	Reply Attention of	Ethan P. Minsky	Clark Wilson LLP
	Direct Tel.	604.643.3151	Barristers & Solicitors
	Email Address	epm@cwilson.com	Patent & Trade-mark Agents
			800-885 W Georgia Street
			Vancouver, BC V6C 3H1
			Tel. 604.687.5700
			fax 604.687.6314

March 15, 2007
BY FAX

Gallagher, Briody & Butler
155 Village Boulevard, 2nd Floor
Princeton, NJ 08540

Attention:       Kevin Briody, Esq.
Dear Sirs:
Re: Consent to Use of Opinion with SB-2 Registration Statement
                        We refer to our opinion dated of even date herewith (the “Opinion”) pertaining to the validity of securities issued by SmarTire Systems Inc. (“SmarTire”) following its recent continuation from the Yukon Territory to British Columbia.  We hereby consent to your filing the Opinion with the Securities and Exchange Commission ( the “SEC”) in connection with, or as an exhibit to, an amended SB-2 registration statement that you are in the process of filing with the SEC for and on behalf of SmarTire.
                                                                      Yours truly,

                                                                      CLARK WILSON LLP

                                                                      Per:
                                                                      /s/Ethan  Minsky
                                                                      Ethan P. Minsky
EPM/epm
cc:     Mr. Jeff Finkelstein